Exhibit 99.2

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Balance Sheets - Unaudited

(Amounts in thousands)

	February 28,	February 28,	May 31,
	2015	2014	2014
Assets
Current assets:
Cash and cash equivalents	$10	$29	$17
Accounts receivable (less allowance for doubtful accounts of $1,899 at February 28, 2015, $1,735 at February 28, 2014 and $1,727 at May 31, 2014)	27,151	27,334	37,500
Inventories, net	13,514	16,059	16,453
Prepaid expenses and other current assets	526	855	1,007

Total current assets	41,201	44,277	54,977

Property, plant and equipment, net	1,608	1,239	1,057
Other assets and deferred charges:
Prepublication costs (net of accumulated amortization of $175,649 at February 28, 2015, $147,183 at February 28, 2014, and $153,825 at May 31, 2014)	90,316	88,817	89,831
Royalty advances (less allowance for reserves of $1,663 at February 28, 2015, $1,808 at February 28, 2014, and $1,603 at May 31, 2014)	941	892	1,055
Goodwill	22,673	22,673	22,673
Other intangibles	3,964	4,349	4,252
Other assets and deferred charges	28	28	29

Total other assets and deferred charges	117,922	116,759	117,840

Total assets	$160,731	$162,275	$173,874

Liabilities and owners’ equity
Current liabilities:
Accounts payable	$8,642	$7,434	$5,865
Capital lease obligation - short term	403	—	—
Accrued royalties	5,025	5,083	3,306
Deferred revenue	36,872	37,969	29,964
Other accrued expenses	14,063	15,701	19,486

Total current liabilities	65,005	66,187	58,621

Noncurrent liabilities:
Capital lease obligation - long term	471	—	—
Noncurrent deferred income taxes	3,140	3,007	3,140
Other noncurrent liabilities	328	37	38

Total noncurrent liabilities	3,939	3,044	3,178

Commitments and contingencies	—	—	—
Owners’ equity	91,786	93,044	112,075

Total liabilities and owners’ equity	$160,731	$162,275	$173,874

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Statements of Income and Comprehensive Income - Unaudited

(Amounts in thousands)

	February 28,	February 28,
	2015	2014
Product revenue	115,783	131,715
Service revenue	58,864	59,782

Revenues	$174,647	$191,497

Operating costs and expenses:
Costs of Goods Sold (inclusive of prepublication amortization; exclusive of depreciation):
Product related	45,136	44,660
Service related	29,452	27,810
Selling, general and administrative expenses	81,788	85,106
Bad debt expense	654	808
Depreciation and amortization	1,139	738

Total operating costs and expenses	158,169	159,122

Earnings before income taxes	16,478	32,375
Provision for income taxes	(6,804)	(13,400)

Net income and comprehensive income	$9,674	$18,975

See accompanying notes

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Statements of Changes in Stockholders’ Equity - Unaudited

(Amounts in thousands)

	9 months ended	9 months ended
	February 28,	February 28,
	2015	2014
Beginning balance	$112,075	$104,022
Net income	9,674	18,975
Investment funding from Parent	23,709	22,793
Distributions to Parent, net of working capital requirement	(53,672)	(52,746)

Ending balance	$91,786	$93,044

See accompanying notes

Educational Technology and Services

(A Division of Scholastic Corporation)

Statements of Cash Flows - Unaudited

(Amounts in thousands)

	9 months ended	9 months ended
	February 28,	February 28,
	2015	2014
Operating activities:
Net income	$9,674	$18,975
Adjustments to net income to net cash provided by operating activities
Provision for losses on accounts receivable	654	808
Provision for losses on inventory	724	991
Provision for losses on royalty advances	75	75
Amortization of prepublication costs	21,823	20,183
Depreciation and amortization	1,139	738
Deferred income taxes	—	—
Changes in assets and liabilities:
Accounts receivable	9,695	3,880
Inventory	2,215	(1,512)
Prepaid expenses and other current assets	479	756
Royalty advances	39	95
Accounts payable	2,777	1,144
Accrued royalties	1,719	933
Other accrued expenses	(5,422)	(1,558)
Deferred revenue	6,909	7,183
Other noncurrent liabilities	289	2
Other	3	—

Total adjustments	43,118	33,718

Net cash provided by operating activities	52,792	52,693

Investing activities:
Prepublication expenditures	(22,308)	(22,273)
Additions to property, plant & equipment	(1,401)	(520)

Net cash (used in) investing activities	(23,709)	(22,793)

Financing activities:
Capital leases	873	—
Equity activity with owner, net	(29,963)	(29,953)

Net cash (used in) financing activities	(29,090)	(29,953)

Net (decrease) in cash and cash equivalents	(7)	(53)
Cash and cash equivalents at beginning of period	17	82

Cash and cash equivalents at end of period	$10	$29

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Financial Statements - Unaudited

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of the Business

Educational Technology and Services (“Ed Tech” or the “Company”), a division of Scholastic

Corporation (“Parent”), is a core curriculum publishing operation that develops and distributes technology-based instructional materials directly to schools in the United States, primarily purchased through school and district budgets, often with the help of federal and state funding, as well as local funding. These operations include reading and math improvement programs and other educational technology products, as well as consulting and professional development services.

The Company’s efforts are focused on partnering with school districts to raise student achievement by providing solutions that combine technology, content and services in the areas of reading and math. Significant technology-based reading improvement programs that are offered include:

•	READ 180®, a reading intervention program for students in grades 4 to 12 reading at least two years below grade level, READ 180 Next Generation, a substantially revised version of the original product and READ 180 for iPad®, a comprehensive reading program for iPad;

•	System 44®, a foundational reading intervention program for students in grades 4 to 12 who have not yet mastered the 44 sounds and 26 letters of the English language, and System 44 Next Generation, a revised version of the original product;

•	Scholastic Reading Inventory, which is a research-based, computer-adaptive assessment for grades K to 12 that allows educators to assess a student’s reading comprehension;

•	MATH 180™, a revolutionary math intervention program for students in grades 6 and up;

•	iRead™, a digital foundational reading program for grades K-2; and

•	Common Core Code X™ a middle school English Language Arts program with more complex texts required by the Common Core State Standards

Other major programs include FASTT Math®, a technology-based program to improve math fact fluency developed with the creator of READ 180, and Do The Math®, a mathematics intervention program created by Marilyn Burns, a nationally known math educator and the founder of Math Solutions.

The Company considers its educational technology products and related services to be a growth driver and continues to focus on investment in its technology and services businesses. Significant recent activity includes the expansion of the Company’s offering to include Math 180 intervention solutions. The Company’s consulting and professional development services focus on optimizing the utilization of the Scholastic products described above, as well as helping teachers and school districts meet professional standards and implement new requirements and standards, including the Common Core State Standards.

Seasonality

Revenues from the sale of instructional materials and educational technology products are typically highest in the first and fourth quarters of the Company’s fiscal year, while the Company historically has experienced a loss from operations in the third quarter of each fiscal year.

Basis of Presentation

Ed Tech’s financial statements include the combined accounts of Curriculum Publishing, Reading Counts and the Educational Group (which includes Tom Snyder Productions, Inc. and International Center for Leadership in Education, Inc., both wholly-owned subsidiaries of the Parent). The Parent categorizes this business as a single reportable segment consistent with the nature of its products and services and with the method by which the Parent’s chief operating decision-maker assesses operating performance and allocates resources.

The financial information of the divisions and subsidiaries referred to above have been combined for all periods as they are under common control of the Parent. There are no material intercompany or related party transactions between the divisions or subsidiaries of Ed Tech. Ed Tech has significant intercompany transactions with the Parent primarily for allocation of costs incurred at the Parent level on behalf of Ed Tech and for treasury operations.

The assets and liabilities, results of operations and cash flows for Ed Tech are included in the Consolidated Financial Statements of its Parent, which are filed with the Securities Exchange Commission (“SEC”). Ed Tech relies on its Parent for significant support in areas of finance, legal, human resources, information technology and executive management among others.

While the Parent uses reasonable and consistent bases to allocate a portion of their costs to the Company, there can be no assurance that the Company could acquire these support services at a similar cost on a standalone basis or that it would not incur other costs that might not have been considered as equity transactions with the Parent. The associated cash flow requirements have been considered as equity transactions with the Parent. It is not practicable to allocate cash or debt associated with such transactions on a stand-alone basis.

Ed Tech does not maintain any lines of credit with financial institutions, on its own, which would permit it to finance its operations, purchases of equipment and acquisitions on a self-sustained independent basis. The Company reflects transfers of cash to and from the Parent as a component of Owner’s Equity.

The Company’s fiscal year ends on May 31st. Accordingly, references in these financial statements and accompanying footnotes to fiscal 2014 relate to the twelve-month period ended May 31, 2014.

Use of Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The presentation of these financial statements involves the use of estimates and assumptions by management which affects the amounts reported in these financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions believed to be reasonable under the circumstances, all of which are necessary in order to form a basis for determining the carrying values of assets and liabilities. Actual results may differ from those estimates and assumptions. On an on-going basis, the Company evaluates the adequacy of its reserves and the estimates used in calculations.

The Company’s significant estimates include those developed for:

•	Accounts receivable returns and allowances

•	Uncertain tax positions

•	Inventory reserves

•	Royalty advance reserves

•	Impairment testing for goodwill, intangibles and other long-lived assets

•	Accounts Payable and certain accrued expenses

Summary of Significant Policies

Revenue Recognition

For shipments to schools, revenue is recognized when risks and benefits transfer to the customer. Shipments to depositories are on consignment and revenue is recognized based on actual shipments from the depositories to the schools. For certain software-based products, the Company offers customers installation, maintenance and training with the products and, in such cases, revenue is deferred and recognized as services are delivered over the life of the contract. Revenues from contracts with multiple deliverables are recognized as each deliverable is earned, based on the relative selling price of each deliverable, provided the deliverable has value to customers on a standalone basis, the customer has full use of the deliverable and there is no further obligation from the Company. If there is a right of return, revenue is recognized if delivery of the undelivered items or services is probable and substantially in the control of the Company.

Product revenue consists of software related educational materials. Service revenue consists of installation, maintenance and training for the Company’s educational products, as well as professional development services.

Parent Costs Allocation

Certain costs for support services such as information technology, finance, executive, human resources, legal, marketing, logistics, supply chain and fulfillment are allocated to the Company based either on its revenues, headcount, assets or in some cases usage of the services. The Company occupies certain facilities of its Parent and accordingly, rent expense is allocated to the Company based on the space it occupies.

The Parent has three stockholder-approved employee stock-based compensation plans. Employees of the Company also participate in benefit plans of the Parent and in various employee benefit programs offered to employees of the Parent’s operations. The stock-based compensation and benefit plan costs are allocated to the Company similarly to other compensation costs. As the Parent accounts for its benefit plans as multi-employer plans, the Company does not record an asset or liability to recognize the funded status of these plans.

Management believes that such allocations are reasonable. The allocations may not, however, reflect the expense the Company would have incurred if it operated on a stand-alone basis.

The Company does not guarantee any Parent debt. None of the Parent’s debt is directly attributable to the operations of the Company. The Parent does not allocate debt or related interest cost to the Company.

Total administrative and other costs allocated to the Company from the Parent totaled $19,570 and $20,013 for the nine-months ended February 28, 2015 and 2014, respectively.

Cash and Cash Equivalents

Ed Tech’s Balance Sheets at February 28, 2015, May 31, 2014 and February 28, 2014 reflect nominal Cash and Cash Equivalents balances, respectively, as the Company’s treasury operations are handled by the Parent. Restricted cash balances of $170, $282 and $472 are included in prepaid expenses and other current assets at February 28, 2015, May 31, 2014 and February 28, 2014, respectively.

Accounts Receivable

Accounts receivable are recorded net of allowances for doubtful accounts and reserves for returns. In the normal course of business, the Company extends credit to customers that satisfy predefined credit criteria. Allowances for doubtful accounts are based on the evaluation of accounts receivable aging and prior collection experience to estimate the ultimate collectability of these receivables. At the time the Company determines that a receivable balance, or any portion thereof, is deemed to be permanently uncollectable, the balance is then written off.

There was one customer who accounted for approximately 6%, 5% and 11% of the Company’s accounts receivable balance at February 28, 2015, May 31, 2014 and February 28, 2014, respectively.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. The Company records a reserve for excess and obsolete inventory based upon a calculation using the historical usage rates, sales patterns of its products and specifically identified obsolete inventory. Inventory reserves amounted to $5,839, $5,219 and $5,459 at February 28, 2015, May 31, 2014 and February 28, 2014, respectively. Inventories held at depositories on consignment for later shipment to schools were $ 275, $355 and $449 as of February 28, 2015, May 31, 2014 and February 28, 2014, respectively.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization is recorded on a straight-line basis, over the estimated useful lives of the asset. Capitalized software, net of accumulated amortization, was $299, $270 and $303 at February 28, 2015, May 31, 2014 and February 28, 2014, respectively. Capitalized software is amortized over a period of three to seven years. Amortization expense for capitalized software was $338 and $168 for the nine months ended February 28, 2015 and 2014, respectively. Furniture, fixtures and equipment are depreciated over periods not exceeding ten years. Leasehold improvements are amortized over the life of the lease or the life of the assets, whichever is shorter. The Company periodically evaluates the depreciation periods of property, plant and equipment to determine whether events or circumstances indicate that the asset’s carrying value is not recoverable or warrant revised estimates of useful lives. Where the Company occupies a portion of a facility owned by the Parent, the Parent allocates an operating charge, based on the Company’s occupancy, to the Company and accordingly such facility is not recorded as an asset.

Leases

Lease agreements are evaluated to determine whether they are capital or operating leases. When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in the current authoritative guidance, the lease is recognized as a capital lease. Where the Company occupies a portion of a facility recorded as a capital lease by the Parent, the Parent allocates an operating charge, based on the Company’s occupancy, to the Company and therefore a capital lease is not recorded by the Company.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Prepublication Costs

The Company capitalizes the art, prepress, editorial, digital conversion and other costs incurred in the creation of the master copy of a book or other media (the “prepublication costs”). Prepublication costs are amortized on a straight-line basis over a three-to seven year period based on expected future revenues. The Company regularly reviews the recoverability of the capitalized costs based on expected future revenues.

Capitalized prepublication costs, net were $90,316, $89,831 and $88,817 at February 28, 2015, May 31, 2014 and February 28, 2014, respectively. The Company amortized $21,823 and $20,183 for the nine months ended February 28, 2015 and 2014, respectively.

Royalty Advances

Royalty advances are initially capitalized and subsequently expensed as related revenues are earned or when the Company determines future recovery is not probable. The Company tracks each advance earned with respect to the sale of the related publication. The royalties earned are applied first against the remaining unearned portion of the advance. Historically, the longer the unearned portion of the advance remains outstanding, the less likely it is that the Company will recover the advance through the sale of the publication. The Company applies this historical experience to its existing outstanding royalty advances to estimate the likelihood of recovery through earndowns. The Company’s editorial staff regularly reviews its portfolio of royalty advances to determine if individual royalty advances are not recoverable through earndowns for discrete reasons, such as the death of an author prior to completion of a title, poor market demand or other relevant factors that could impact recoverability.

Royalty advance write-offs and future commitments are not material.

Goodwill and Intangible Assets

Goodwill and other intangible assets with indefinite lives are not amortized and are reviewed for impairment annually or if impairment indicators arise.

With regard to goodwill, the Company compares the estimated fair value of its identified reporting units to the carrying value of the unit’s net assets. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of its identifiable reporting unit is less than its carrying value. If it is more likely than not that the fair value of the reporting unit is less than its carrying amount the Company performs the two-step test. For the reporting unit, the estimated fair value is determined utilizing the expected present value of the projected future cash flows of the units, in addition to comparisons to similar companies.

The Company reviews its definition of reporting units annually or more frequently if conditions indicate that the reporting units may change. The Company evaluates its operating segment to determine if there is a component one level below the operating segment. A component is present if discrete financial information is available, and management regularly reviews the operating results of the business. If an operating segment contains only a single component, that component is determined to be a reporting unit for goodwill impairment testing purposes. If an operating segment contains multiple components, the Company evaluates the economic characteristics of these components. Any components within an operating segment that share similar economic characteristics are segregated and deemed to be a reporting unit for goodwill impairment testing purposes. Components within the same operating segment that do not share similar economic characteristics are deemed to be individual reporting units for goodwill impairment testing purposes. For each reporting unit with a goodwill asset, impairment testing is conducted at the reporting unit level. The Company has identified one reporting unit for goodwill impairment testing purposes.

Intangible assets with definite lives consist principally of certain intellectual property assets and are amortized over their remaining useful lives which range from ten to twenty years.

Income Taxes

The Company does not file separate stand-alone federal, state and local income tax returns as its operations are included in the Parent’s consolidated federal, state and local income tax returns. However, for the purposes of the presentation of these financial statements, the Company has prepared a federal and state income tax provision for the periods presented as if the Company were on a separate return basis.

Shipping and Handling Costs

Amounts billed to customers for shipping and handling are classified as revenue. Costs incurred for shipping and handling are recognized in costs of goods sold.

New Accounting Pronouncements

In May 2014, the FASB announced that it is amending the FASB Accounting Standards Codification by issuing Topic 606, Revenue from Contracts with Customers, at the same time as the International Accounting Standards Board (the “IASB”) is issuing International Financial Reporting Standards 15, Revenue from Contracts with Customers. The issuance of this authoritative guidance completes the joint effort by the FASB and the IASB to clarify the principles for recognizing revenue and improve financial reporting by creating common revenue recognition guidance.

The authoritative guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

•	Step 1: Identify the contract(s) with a customer.

•	Step 2: Identify the performance obligations in the contract.

•	Step 3: Determine the transaction price.

•	Step 4: Allocate the transaction price to the performance obligations in the contract.

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The update provides guidance for transactions that are not otherwise addressed comprehensively in authoritative guidance (for example, service revenue, contract modifications, and licenses of intellectual property). The amendments in this update are to be applied on a retrospective basis, utilizing one of two different methodologies. The amendments in this update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is evaluating the adoption methodology and the impact of this update on its consolidated financial position, results of operations and cash flows.

2.	PROPERTY, PLANT & EQUIPMENT

The following table summarizes property, plant and equipment as of the dates indicated:

	February 28,	May 31,	February 28,
Property, Plant and Equipment	2015	2014	2014
Furniture, fixtures and equipment	$3,786	$2,018	$2,043
Capitalized software	3,368	2,540	2,510
Leasehold improvements	181	648	648

	7,335	5,206	5,201

Less accumulated depreciation and amortization	(5,727)	(4,149)	(3,962)

Net property, plant and equipment	$1,608	$1,057	$1,239

3.	GOODWILL AND OTHER INTANGIBLES

Goodwill was $22,673 at February 28, 2015, May 31, 2014 and February 28, 2014.

The following table summarizes Other Intangibles subject to amortization as of the dates indicated:

				Other
	Total Other		Professional	Publication
	Intangibles	Trademarks	Development	Content
Other Intangibles
Balance at May 31, 2013	$5,600	$1,100	$3,500	$1,000
Additions	—	—	—	—

Balance at February 28, 2014	5,600	1,100	3,500	1,000

Balance at May 31, 2014	$5,600	$1,100	$3,500	$1,000
Additions	—	—	—	—

Balance at February 28, 2015	$5,600	$1,100	$3,500	$1,000

Accumulated Amortization
Balance at May 31, 2013	$(963)	$(275)	$(438)	$(250)
Amortization expense	(288)	(82)	(131)	(75)

Balance at February 28, 2014	(1,251)	(357)	(569)	(325)

Balance at May 31, 2014	(1,348)	(385)	(613)	(350)
Amortization expense	(288)	(82)	(131)	(75)

Balance at February 28, 2015	$(1,636)	$(467)	$(744)	$(425)

Other Intangibles, net
Balance at February 28, 2014	4,349	743	2,931	675

Balance at May 31, 2014	$4,252	$715	$2,887	$650

Balance at February 28, 2015	$3,964	$633	$2,756	$575

Amortization expense for these intangible assets was $288 for each of the nine month periods ended February 28, 2015 and 2014. The average remaining useful lives of amortizable intangible assets is 9 years.

4.	COMMITMENTS AND CONTINGENCIES

Lease Obligations

Leases entered into by Parent directly and wholly attributable to the divisions of the Company or entered into by the subsidiaries of the Company are considered the Company’s leases. The leases are for warehouse and office space, and equipment under various operating leases over periods ranging from one to ten years. Certain of these leases provide for scheduled rent increases based on price-level factors. The Company generally does not enter into leases that call for contingent rent. In most cases, the Company expects that, in the normal course of business, leases will be renewed or replaced.

The Company was obligated under capital leases for automobiles in the amount of $874 at February 28, 2015. Amortization of assets under capital leases is included in depreciation and amortization expense. At February 28, 2015, the amounts for these capital leases are reflected in Property, Plant and Equipment under the caption ‘Furniture, fixtures and equipment’ in the amount of $2,113 less accumulated amortization of $1,275.

The following table sets forth the aggregate minimum future rental commitments for the Company at February 28, 2015 under all non-cancelable leases:

	Operating Leases	Capital Leases
3 months ended May 31, 2015	$237	$137
fiscal year 2016	964	373
fiscal year 2017	997	255
fiscal year 2018	467	145
fiscal year 2019	110	17
Thereafter	56	—

Total minimum lease payments	$2,831	$927

Less amount representing interest		53

Present value of net minimum capital lease payments		874
Less current maturities of capital lease obligations		403

Long-term capital lease obligations		$471

Rent expense, which does not include rents allocated from Parent, was $1,389 and $1,642 for the nine month periods ended February 28, 2015 and 2014, respectively.

5.	ACCOUNTS PAYABLE

Accounts payable includes amounts directly attributable to the Company. Payables to the Parent related to the allocated costs are considered net settled as equity transactions with the Parent. Accordingly, accounts payable for the Company would be higher if the Company were to operate on a standalone basis.

6.	OTHER ACCRUED EXPENSES

Other accrued expenses consist of the following at the dates indicated:

	February 28,	May 31,	February 28,
	2015	2014	2014
Accrued payroll, payroll taxes and benefits	$4,026	$7,646	$4,996
Other accrued expenses, allocated by the Parent	9,719	11,351	10,107
Other accrued expenses	318	489	598

Total other accrued expenses	$14,063	$19,486	$15,701

Accrued expenses include amounts directly attributable to the Company. Accrued expenses related to the costs allocated by the Parent are considered net settled as equity transactions with the Parent. Accordingly, accrued expenses for the Company would be higher if the Company were to operate on a standalone basis.

7.	TAXES

Income tax provisions are recognized on an interim basis, using projected tax rates for the annual tax period. Accordingly, deferred taxes are not measured as of the interim dates, and taxes accrued are the responsibility of the Parent.

The provision for income taxes for the nine month periods ended February 28, 2015 and 2014 consists of the following components:

Provision for income taxes

	9 months ended
	February 28,	February 28,
	2015	2014
Federal tax	$5,924	$11,666
State tax	880	1,734

Total tax provision	$6,804	$13,400

A reconciliation of the significant differences between the effective income tax rate and the federal statutory rate for the nine month periods ended February 28, 2015 and 2014 is as follows:

Effective tax rate reconciliation

	9 months ended
	February 28,	February 28,
	2015	2014
Federal rate	35.0%	35.0%
State taxes (net of federal benefit)	5.2%	5.2%
Dissallowed expenses	1.3%	1.4%
Other	-0.2%	-0.2%

Effective tax rate	41.3%	41.4%

The significant components of deferred income taxes as allocated to Ed Tech as of the dates indicated are as follows:

	February 28,	February 28,
	2015	2014
Deferred tax assets
Tax uniform capitalization	$2,309	$2,048
Inventory reserves	2,098	2,449
Allowance for doubtful accounts	881	728

Total deferred tax assets	$5,288	$5,225
Deferred tax liabilities
Depreciation and amortization	8,428	8,232

Total deferred tax liabilities	$8,428	$8,232

Total net deferred tax liability	$3,140	$3,007

The Parent does not calculate its deferred income taxes on an operating unit by operating unit basis. However, for the purposes of the presentation of these financial statements, deferred tax assets and liabilities have been attributed to Ed Tech.

The Company had no uncertain tax positions as of February 28, 2015 and 2014.

8.	FAIR VALUE MEASUREMENTS

The Company determines the appropriate level in the fair value hierarchy for each fair value measurement of assets and liabilities carried at fair value on a recurring basis in the Company’s financial statements. The fair value hierarchy prioritizes the inputs, which refer to assumptions that market participants would use in pricing an asset or liability, based upon the highest and best use, into three levels as follows:

•	Level 1- Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•	Level 2- Observable inputs other than unadjusted quoted prices in active markets for identical assets or liabilities such as:

1.	Quoted prices for similar assets or liabilities in active markets

2.	Quoted prices for identical or similar assets or liabilities in inactive markets

3.	Inputs other than quoted prices that are observable for the asset or liability

4.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3- Unobservable inputs in which there is little or no market data available, which are significant to the fair value measurement and require the Company to develop its own assumptions.

The Company’s financial assets and liabilities measured at fair value consisted of cash and cash equivalents which are measured at a Level 1 fair value measure.

Non financial assets and liabilities for which the Company employs fair value measures on a non-recurring basis include:

•	Long-lived assets, if assessed for impairment

•	Investments

•	Assets acquired in a business combination, including goodwill and intangible assets

•	Goodwill and indefinite-lived intangible assets when assessed for impairment

•	Long-lived assets held for sale

Level 2 and Level 3 inputs are employed by the Company in the fair value measurement of these assets and liabilities.